UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2013 (February 21, 2013)

THE BRINK’S COMPANY

(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court

P. O. Box 18100

Richmond, VA 23226-8100

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Program

On February 21, 2013, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of The Brink’s Company (the “Company”) approved changes to the Company’s long-term incentive program. Under the former long-term incentive program that was effective through 2012, participants (including the named executive officers) were eligible to receive restricted stock units (RSUs), stock options, and awards under the Company’s Management Performance Improvement Plan (MPIP), which rewards the achievement of pre-established financial performance goals over a three-year period with cash payouts at the end of the performance period. As detailed below, the Company has transitioned to a stock-based long-term incentive program which the Committee believes further aligns the performance of the Company’s executives with the long term interests of the Company’s shareholders. As a result of these changes, the Committee does not expect to make any new awards under the MPIP.

Beginning in 2013, participants (including each of the named executive officers that are currently employed by the Company) are now eligible to receive RSUs, performance share units (PSUs) and market share units (MSUs). The Committee will determine target long-term incentive award amounts for each participant at the beginning of the performance period (typically three years) and approve grants of RSUs, PSUs and MSUs based on the stock price at the time of the grant. PSUs reward the achievement of pre-established financial goals over the performance period and will be paid out at the end of the performance period in shares of the Company’s common stock at a rate of 0 to 200% based on the achievement of the goals, with an additional +/- 25% multiplier that will be applied to the payout based on the Company’s total shareholder return (“TSR”) relative to companies in the S&P 500 index. MSUs will be paid out in shares of the Company’s common stock at the end of the performance period at a rate of 0 to 150%, calculated by multiplying the target award by the share price at the end of performance period divided by the share price at the beginning of the performance period.

It is the Committee’s intention that PSU and MSU awards be considered qualified performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code”) and the Committee intends to set threshold levels of performance for PSUs and MSUs below which payments will not be made. The rules and regulations promulgated under Section 162(m) of the Code are complicated and therefore PSU and MSU awards may not be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Code and/or deductible by the Company.

Change in Control Agreements

On February 24, 2013, Thomas C. Schievelbein, Chairman of the Board, President and Chief Executive Officer; Joseph W. Dziedzic, Vice President and Chief Financial Officer; and McAlister C. Marshall, II, Vice President, General Counsel and Secretary (each, an “Executive”) entered into Change in Control Agreements (the “Agreements”) with the Company, which replaced prior change in control agreements for each Executive that expired in February 2013.

Under the terms of the Agreements, if a change in control (as defined in the Agreements) occurs and the Executive remains employed by the Company, the Executive will receive annual compensation equal to the sum of (1) a salary not less than the annualized salary in effect immediately before the date the change in control occurred, plus (2) a bonus not less than the average amount of the Executive’s annual bonus award under the Company’s Key Employees Incentive Plan or any substitute or successor plan for the last three full calendar years preceding the date the change in control occurred (the “Average Annual Bonus”).

The Agreements provide for certain payments and benefits upon termination following a change in control (“double-trigger”). Under the terms of the Agreements, if a change in control occurs and the Company terminates the Executive’s employment other than for cause (as defined in the Agreements), death or incapacity (as defined in the Agreements) or the Executive terminates employment for good reason (as defined in the Agreements) during the two years following the date of the change in control, the Company will make a lump sum cash payment to the Executive consisting of the aggregate of the following amounts:

•

the sum of: (1) the Executive’s currently effective annual base salary through the date of termination to the extent not already paid, (2) any bonus or incentive compensation for a performance period ended prior to the date of termination, but not paid as of the date of termination, (3) the Executive’s Average Annual Bonus prorated based on the number of days worked in the year of termination, and (4) any accrued vacation pay, in each case to the extent not already paid or credited; and

•	an amount equal to two times the sum of the Executive’s annual base salary and Average Annual Bonus.

In the event of a change in control, the Executive would also be entitled to other payments for medical and dental benefits and outplacement services as set forth in the Agreements. The Agreements do not provide for any excise tax gross-ups. The Agreements will terminate on February 24, 2015, if a change in control has not occurred before that date.

The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the form of Change in Control Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Rokosz Consulting Agreement

On February 26, 2013, Brink’s, Incorporated, the Company’s wholly-owned subsidiary, entered into a consulting agreement with the Company’s Vice President—International, Ronald F. Rokosz (the “Consulting Agreement”), who in October 2012 announced his intention to retire from the Company during the first quarter of 2013. Under the terms of the Consulting Agreement, Mr. Rokosz will perform reasonable advisory and consulting services requested by the Chief Executive Officer or Chief Financial Officer of the Company, primarily focusing on providing advice to the Company regarding operational, information technology and other issues, as well as assisting with the transition of the new Chief Information Officer and/or other new positions.

The term of the Consulting Agreement commences on March 2, 2013, the effective date of Mr. Rokosz’s retirement, and continues until December 31, 2013; however, Mr. Rokosz may terminate the Consulting Agreement upon 90 days written notice to the Company. The Company will pay Mr. Rokosz a monthly fee of $15,000. In addition, the Company will reimburse Mr. Rokosz for his reasonable expenses incurred in connection with the performance of his duties under the Consulting Agreement. The Consulting Agreement also contains customary non-competition, non-solicitation, release of legal claims, confidentiality and work made for hire obligations.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the entire Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Change in Control Agreement.

10.2	Consulting Agreement, dated February 26, 2013, between Brink’s, Incorporated and Ronald F. Rokosz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: February 27, 2013	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Form of Change in Control Agreement.

10.2	Consulting Agreement, dated February 26, 2013, between Brink’s, Incorporated and Ronald F. Rokosz.

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